                                                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                           dated as of June 23, 1997

                                 by and between

                              Wachovia Corporation

                                      and

                          Central Fidelity Banks, Inc.

                               TABLE OF CONTENTS

                                                                                                                   PAGE
RECITALS........................................................................................................     A-1

                                   ARTICLE I

Certain Definitions.............................................................................................     A-1
             1.01  CERTAIN DEFINITIONS..........................................................................     A-1

                                   ARTICLE II

The Merger......................................................................................................     A-4
             2.01  THE MERGER...................................................................................     A-4
             2.02  EFFECTIVE DATE AND EFFECTIVE TIME............................................................     A-4
             2.03  PLAN OF MERGER...............................................................................     A-4

                                  ARTICLE III

Consideration; Exchange Procedures..............................................................................     A-5
             3.01  MERGER CONSIDERATION.........................................................................     A-5
             3.02  RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS......................................................     A-5
             3.03  FRACTIONAL SHARES............................................................................     A-5
             3.04  EXCHANGE PROCEDURES..........................................................................     A-5
             3.05  ANTI-DILUTION PROVISIONS.....................................................................     A-6
             3.06  OPTIONS......................................................................................     A-6

                                   ARTICLE IV

Actions Pending Acquisition.....................................................................................     A-6
             4.01  FOREBEARANCES OF CENTRAL.....................................................................     A-6
             4.02  FOREBEARANCES OF WACHOVIA....................................................................     A-8

                                   ARTICLE V

Representations and Warranties..................................................................................     A-8
             5.01  DISCLOSURE SCHEDULES.........................................................................     A-8
             5.02  STANDARD.....................................................................................     A-8
             5.03  REPRESENTATIONS AND WARRANTIES OF CENTRAL....................................................     A-8
             5.04  REPRESENTATIONS AND WARRANTIES OF WACHOVIA...................................................    A-14

                                   ARTICLE VI

Covenants.......................................................................................................    A-17
             6.01  REASONABLE BEST EFFORTS......................................................................    A-17
             6.02  STOCKHOLDER APPROVALS........................................................................    A-17
             6.03  REGISTRATION STATEMENT.......................................................................    A-17
             6.04  PRESS RELEASES...............................................................................    A-18
             6.05  ACCESS; INFORMATION..........................................................................    A-18
             6.06  ACQUISITION PROPOSALS........................................................................    A-18
             6.07  AFFILIATE AGREEMENTS.........................................................................    A-19
             6.08  TAKEOVER LAWS................................................................................    A-19
             6.09  CERTAIN POLICIES.............................................................................    A-19
             6.10  NYSE LISTING.................................................................................    A-19
             6.11  REGULATORY APPLICATIONS......................................................................    A-19
             6.12  INDEMNIFICATION..............................................................................    A-19
             6.13  BENEFIT PLANS................................................................................    A-20
             6.14  ACCOUNTANTS' LETTERS.........................................................................    A-21
             6.15  NOTIFICATION OF CERTAIN MATTERS..............................................................    A-21
             6.16  DIRECTORS....................................................................................    A-21
             6.17  DIVIDEND COORDINATION........................................................................    A-21

                                  ARTICLE VII

Conditions to Consummation of the Merger........................................................................    A-21
             7.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...................................    A-21
             7.02  CONDITIONS TO OBLIGATION OF CENTRAL..........................................................    A-22
             7.03  CONDITIONS TO OBLIGATION OF WACHOVIA.........................................................    A-22

                                  ARTICLE VIII

Termination.....................................................................................................    A-23
             8.01  TERMINATION..................................................................................    A-23
             8.02  EFFECT OF TERMINATION AND ABANDONMENT........................................................    A-23

                                   ARTICLE IX

Miscellaneous...................................................................................................    A-24
             9.01  SURVIVAL.....................................................................................    A-24
             9.02  WAIVER; AMENDMENT............................................................................    A-24
             9.03  COUNTERPARTS.................................................................................    A-24
             9.04  GOVERNING LAW................................................................................    A-24
             9.05  EXPENSES.....................................................................................    A-24
             9.06  NOTICES......................................................................................    A-24
             9.07  ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES...........................................    A-25
             9.08  INTERPRETATION; EFFECT.......................................................................    A-25

EXHIBIT A     Form of Stock Option Agreement [See APPENDIX B of this Proxy
Statement/Prospectus]

EXHIBIT B     Rights Agreement Amendment

EXHIBIT C     Form of Central Affiliate Agreement

EXHIBIT D     Form of Wachovia Affiliate Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of June 23, 1997 (this "AGREEMENT"), by and between Central Fidelity Banks, Inc. ("CENTRAL") and Wachovia Corporation ("WACHOVIA").

                                    RECITALS

     A. CENTRAL FIDELITY BANKS, INC.. Central Fidelity Banks, Inc. is a Virginia corporation, having its principal place of business in Richmond, Virginia.

     B. WACHOVIA CORPORATION. Wachovia Corporation is a North Carolina corporation, having its principal place of business in both Winston-Salem, North Carolina and Atlanta, Georgia.

     C. STOCK OPTION AGREEMENT. As an inducement to the willingness of Wachovia to continue to pursue the transactions contemplated by this Agreement , Central expects (but is not obligated) to grant to Wachovia an option pursuant to a stock option agreement, in substantially the form of Exhibit A.

     D. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 as amended (the "CODE").

     E. BOARD ACTION. The respective Boards of Directors of each of Wachovia and Central have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Central or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Central or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "CENTRAL" has the meaning set forth in the preamble to this Agreement.

     "CENTRAL AFFILIATE" has the meaning set forth in Section 6.07(a).

     "CENTRAL BOARD" means the Board of Directors of Central.

     "CENTRAL BY-LAWS" means the By-laws of Central.

     "CENTRAL CERTIFICATE" means the Amended and Restated Articles of Incorporation of Central.

     "CENTRAL COMMON STOCK" means the common stock, par value $5.00 per share, of Central.

     "CENTRAL MEETING" has the meaning set forth in Section 6.02.

     "CENTRAL RIGHTS" means the preferred share purchase rights issued under the Central Rights Agreement.

     "CENTRAL RIGHTS AGREEMENT" means the Amended and Restated Rights Agreement, dated as of November 9, 1994, between Central and Central Fidelity National Bank.

     "CENTRAL 1983 PREFERRED STOCK" means the 1983 Preferred Stock, par value $25.00 per share, of Central.

     "CENTRAL PREFERRED STOCK" means the preferred stock, par value $100.00 per share, of Central.

     "CENTRAL STOCK" means, collectively, Central Common Stock, Central 1983 Preferred Stock and Central Preferred Stock.

     "CENTRAL STOCK PLANS" means, the 1995 Stock Incentive Plan, 1986 Incentive Stock Option Plan, 1988 Incentive Stock Option Plan, 1991 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan and the 1982 Stock Option Plan.

     "CODE" has the meaning set forth in the recitals.

     "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in Section 5.03(m).

     "CORPORATION COMMISSION" has the meaning set forth in Section 2.01(b).

     "COSTS" has the meaning set forth in Section 6.12(a).

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 5.01.

     "EFFECTIVE DATE" means the date on which the Effective Time occurs.

     "EFFECTIVE TIME" means the effective time of the Merger, as provided for in
Section 2.02.

     "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" has the meaning set forth in Section 5.03(m).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "EXCHANGE AGENT" has the meaning set forth in Section 3.04.

     "EXCHANGE FUND" has the meaning set forth in Section 3.04.

     "EXCHANGE RATIO" has the meaning set forth in Section 3.01.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 6.12(a).

     "INSURANCE AMOUNT" has the meaning set forth in Section 6.12(b).

     "INSURANCE POLICY" has the meaning set forth in Section 5.03(t).

     "LIENS" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "MATERIAL ADVERSE EFFECT" means, with respect to Wachovia or Central, any effect that (i) is material and adverse to the financial position, results of operations or business of Wachovia and its Subsidiaries taken as a whole or Central and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Wachovia or Central to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally and (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles.

     "MERGER" has the meaning set forth in Section 2.01.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2.01.

     "MULTIEMPLOYER PLANS" has the meaning set forth in Section 5.03(m).

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "NCBCA" means the North Carolina Business Corporation Act.

     "NEW CERTIFICATE" has the meaning set forth in Section 3.04.

     "NORTH CAROLINA SECRETARY" means the North Carolina Secretary of State.

     "NYSE" means the New York Stock Exchange, Inc.

     "OLD CERTIFICATE" has the meaning set forth in Section 3.04.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "PENSION PLAN" has the meaning set forth in Section 5.03(m).

     "PLANS" has the meaning set forth in Section 5.03(m).

     "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule.

     "PROXY STATEMENT" has the meaning set forth in Section 6.03.

     "REGISTRATION STATEMENT" has the meaning set forth in Section 6.03.

     "REGULATORY AUTHORITY" has the meaning set forth in Section 5.03(i).

     "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "SEC DOCUMENTS" has the meaning set forth in Section 5.03(g).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "STOCK OPTION AGREEMENT" has the meaning set forth in Recital C.

     "SUBSIDIARY" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.01.

     "TAKEOVER LAWS" has the meaning set forth in Section 5.03 (o).

     "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "TREASURY STOCK" shall mean shares of Central Stock held by Central or any of its Subsidiaries or by Wachovia or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

     "VSCA" means the Virginia Stock Corporation Act.

     "WACHOVIA" has the meaning set forth in the preamble to this Agreement.

     "WACHOVIA BOARD" means the Board of Directors of Wachovia.

     "WACHOVIA COMMON STOCK" means the common stock, par value $5.00 per share, of Wachovia.

     "WACHOVIA MEETING" has the meaning set forth in Section 6.02.

     "WACHOVIA PREFERRED STOCK" means the preferred stock, par value $5.00 per share, of Wachovia.

     "WACHOVIA STOCK" means, collectively, Wachovia Common Stock and Wachovia Preferred Stock.

                                   ARTICLE II
                                   THE MERGER

     2.01 THE MERGER. (a) At the Effective Time, Central shall merge with and into Wachovia (the "MERGER"), the separate corporate existence of Central shall cease and Wachovia shall survive and continue to exist as a North Carolina corporation (Wachovia, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). Wachovia may at any time prior to the Effective Time change the method of effecting the combination with Central (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Central Stock as provided for in this Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect the tax treatment of Central's stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     (b) Subject to the satisfaction or waiver of the conditions set forth in
Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "Corporation Commission") of articles of merger in accordance with Section 13.1-720 of the VSCA and the filing in the Office of the Secretary of State of the State of North Carolina (the "North Carolina Secretary") of articles of merger in accordance with Section 55-11-05 of the NCBCA or such later date and time as may be set forth in such articles and the issuance of certificates of merger by the Corporation Commission and the North Carolina Secretary under the VSCA and the NCBCA, respectively. The Merger shall have the effects prescribed in the NCBCA and the VSCA.

     (c) ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation and by-laws of Wachovia immediately after the Merger shall be those of Wachovia as in effect immediately prior to the Effective Time.

     (d) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Wachovia immediately after the Merger shall be the directors and officers of Wachovia (except as provided in Section 6.16) immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

     2.02 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "EFFECTIVE DATE") to occur on (i) the fifth business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of Wachovia, on the last business day of the month in which such day occurs or, if such last business day occurs on one of the last five business days of such month, on the last business day of the succeeding month) or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "EFFECTIVE TIME."

     2.03 PLAN OF MERGER. At the request of Wachovia, Wachovia and Central shall enter into a separate plan of merger reflecting the terms hereof for purposes of any filing requirement of the VSCA or NCBCA.

                                  ARTICLE III
                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a) OUTSTANDING CENTRAL COMMON STOCK AND CENTRAL RIGHTS. Each share, excluding Treasury Stock, of Central Common Stock issued and outstanding immediately prior to the Effective Time, together with each associated Central Right, shall become and be converted into 0.63 of a share of Wachovia Common Stock (the "EXCHANGE RATIO"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

          (b) OUTSTANDING WACHOVIA STOCK. Each share of Wachovia Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

          (c) TREASURY SHARES. Each share of Central Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Central Stock shall cease to be, and shall have no rights as, stockholders of Central, other than to receive any dividend or other distribution with respect to such Central Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article
III. After the Effective Time, there shall be no transfers on the stock transfer books of Central or the Surviving Corporation of shares of Central Stock.

     3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Wachovia Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Wachovia shall pay to each holder of Central Common Stock who would otherwise be entitled to a fractional share of Wachovia Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Wachovia Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.

     3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, Wachovia shall deposit, or shall cause to be deposited, with Wachovia Bank, N.A. (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Central Common Stock and the associated Central Rights ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of Wachovia Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Central Common Stock.

     (b) As promptly as practicable after the Effective Date, Wachovia shall send or cause to be sent to each former holder of record of shares of Central Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Wachovia shall cause the New Certificates into which shares of a stockholder's Central Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Central Common Stock (or indemnity reasonably satisfactory to Wachovia and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Central Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) At the election of Wachovia, no dividends or other distributions with respect to Wachovia Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old

Certificate representing shares of Central Common Stock converted in the Merger into the right to receive shares of such Wachovia Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and no such shares of Central Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Wachovia Common Stock such holder had the right to receive upon surrender of the Old Certificate.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Central for six months after the Effective Time shall be paid to Wachovia. Any stockholders of Central who have not theretofore complied with this Article III shall thereafter look only to Wachovia for payment of the shares of Wachovia Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Wachovia Common Stock deliverable in respect of each share of Central Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 ANTI-DILUTION PROVISIONS. In the event Wachovia changes (or establishes a record date for changing) the number of shares of Wachovia Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Wachovia Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 OPTIONS. At the Effective Time, each outstanding option to purchase shares of Central Common Stock under the Central Stock Plans (each, a "CENTRAL STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Central Stock Option, the number of shares of Wachovia Common Stock equal to (a) the number of shares of Central Common Stock subject to the Central Stock Option, multiplied by (b) the Exchange Ratio (such product rounded down to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Central Common Stock which were purchasable pursuant to such Central Stock Option divided by (z) the number of full shares of Wachovia Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Central Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Central shall take all action, if any, necessary with respect to the Central Stock Plans to permit the replacement of the outstanding Central Stock Options by Wachovia pursuant to this Section. At the Effective Time, Wachovia shall assume the Central Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that Wachovia shall have no obligation with respect to any awards under the Central Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Central Stock Plans.

                                   ARTICLE IV
                          ACTIONS PENDING ACQUISITION

     4.01 FOREBEARANCES OF CENTRAL. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Wachovia, Central will not, and will cause each of its Subsidiaries not to:

          (a) ORDINARY COURSE. Conduct the business of Central and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Central's ability to perform any of its material obligations under this Agreement.

          (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Central Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or

     (iii) permit any additional shares of Central Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) DIVIDENDS, ETC. (a) Make, declare, pay or set aside for payment any dividend (other than (A) quarterly cash dividends on Central Stock in an amount not to exceed $0.24 per share with record and payment dates consistent with past practice and (B) dividends from wholly owned Subsidiaries to Central or another wholly owned Subsidiary of Central) on or in respect of, or declare or make any distribution on any shares of Central Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Central or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

          (e) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Central or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) DISPOSITIONS. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

          (g) ACQUISITIONS. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

          (h) GOVERNING DOCUMENTS. Amend the Central Certificate, Central By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Central's Subsidiaries.

          (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) CONTRACTS. Amend, or take any action adverse to Wachovia with respect to, the Central Rights Agreement or, except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Central and its Subsidiaries, taken as a whole.

          (l) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) RISK MANAGEMENT. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) COMMITMENTS. Agree or commit to do any of the foregoing.

     4.02 FOREBEARANCES OF WACHOVIA. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Central, Wachovia will not, and will cause each of its Subsidiaries not to:

          (a) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any extraordinary dividend.

          (b) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of Wachovia to exercise its rights under the Stock Option Agreement.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, Wachovia has delivered to Central a schedule and Central has delivered to Wachovia a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

     5.02 STANDARD. No representation or warranty of Central or Wachovia contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

     5.03 REPRESENTATIONS AND WARRANTIES OF CENTRAL. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Central hereby represents and warrants to Wachovia:

          (a) ORGANIZATION, STANDING AND AUTHORITY. Central is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Central is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) CENTRAL STOCK. As of the date hereof, the authorized capital stock of Central consists solely of (i) 100,000,000 shares of Central Common Stock, of which no more than 56,800,000 shares were outstanding as of the date hereof, (ii) 200,000 shares of Central Preferred Stock, of which no shares are outstanding and (iii) 4,000,000 shares of Central 1983 Preferred Stock, of which no shares are outstanding as of the date hereof. As of the date hereof, no shares of Central Common Stock and no shares of Central Preferred Stock were held in treasury by Central or otherwise owned by Central or its Subsidiaries. The outstanding shares of Central Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of Central Stock authorized and reserved for issuance, Central does not have any Rights issued or outstanding with respect to Central Stock, and Central does not have any commitment to authorize, issue or sell any Central Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of Central Common Stock which are issuable and reserved for issuance upon exercise of Central Stock Options as of the date hereof are Previously Disclosed in Central's Disclosure Schedule.

          (c) SUBSIDIARIES. (i)(A) Central has Previously Disclosed in its Disclosure Schedule a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Central or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. (section mark)55) and are owned by Central or its Subsidiaries free and clear of any Liens.

          (ii) Central does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

          (iii) Each of Central's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) CORPORATE POWER. Central and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Central has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of more than two-thirds of the outstanding shares of Central Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Central and the Central Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Central, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Central Board of Directors has received the written opinion of Keefe, Bruyette & Woods, Inc. to the effect that as of the date hereof the consideration to be received by the holders of Central Common Stock in the Merger is fair to the holders of Central Common Stock from a financial point of view.

          (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Central or any of its Subsidiaries in connection with the execution, delivery or performance by Central of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and Virginia banking authorities, (B) filings with the SEC and state securities authorities and the approval of this Agreement by the stockholders of Central, and (C) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the North Carolina Secretary pursuant to the NCBA and the issuance of related certificates of merger. As of the date hereof, Central is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Central or of any of its Subsidiaries or to which Central or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Central Certificate or the Central By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) FINANCIAL REPORTS AND SEC DOCUMENTS. (i) Central's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, Central's "SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Central and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Central and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) Except as Previously Disclosed in its Disclosure Schedule, since December 31, 1996, Central and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

          (iii) Since December 31, 1996, (A) Central and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Central.

     (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against Central or any of its Subsidiaries and, to Central's knowledge, no such litigation, claim or other proceeding has been threatened.

     (i) REGULATORY MATTERS. (i) Neither Central nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve Board and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

     (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (j) COMPLIANCE WITH LAWS. Central and each of its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Central's knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that Central or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
     (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Central's knowledge, do any grounds for any of the foregoing exist).

     (k) MATERIAL CONTRACTS; DEFAULTS. Except for those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (l) NO BROKERS. No action has been taken by Central that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Keefe, Bruyette & Woods, Inc.

     (m) EMPLOYEE BENEFIT PLANS. (i) Section 5.03(m)(i) of Central's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "CONSULTANTS") or director or former director (the "DIRECTORS") of Central or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "COMPENSATION AND BENEFIT PLANS"). Neither Central nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

     (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service

("IRS") for "TRA" (as defined in Rev. Proc. 93-39), or will file for such determination letter prior to the expiration of the remedial amendment period for such Compensation and Benefit Plan, and Central is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Central, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Central nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Central or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

     (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Central or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA AFFILIATE") which is considered one employer with Central under Section 4001(a)(14) of ERISA or
Section 414(b) or (c) of the Code (an "ERISA AFFILIATE PLAN"). None of Central, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Central's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Central, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Central or any of its Subsidiaries is a party have been timely made or have been reflected on Central's financial statements to the extent required by generally accepted accounting principles. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Central, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

     (v) Neither Central nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Central or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

     (vi) Central and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

     (vii) With respect to each Compensation and Benefit Plan, if applicable, Central has provided or made available to Wachovia, true and complete copies of its existing (A) Compensation and Benefit Plan documents and amendments thereto and (B) trust instruments and insurance contracts.

     (viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     (ix) Neither Central nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Wachovia, Central or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (n) LABOR MATTERS. Neither Central nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Central or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Central or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Central's knowledge, threatened, nor is Central aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (o) TAKEOVER LAWS; DISSENTERS RIGHTS. Central has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium", "control share" , "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "TAKEOVER LAWS"), including, without limitation, the Commonwealth of Virginia, and including, without limitation, Sections 13.1-725 through 13.1-728 of the VSCA (because a majority of Central's disinterested directors approved such transactions for such purposes prior to any "determination date" with respect to Wachovia) and Sections 13.1-728.1 through 13.1-728.9 of the VSCA. The provisions of Article VIII of the Central Certificate do not apply to the Covered Transactions as they have been approved by a majority of the Disinterested Directors (as defined in Article VIII). Holders of Central Common Stock do not have dissenters rights in connection with the Merger.

     (p) ENVIRONMENTAL MATTERS. Neither the conduct nor operation of Central or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Central nor any of its Subsidiaries has received any notice from any person or entity that Central or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

     (q) TAX MATTERS. (i) (A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to Central and its Subsidiaries have been duly filed, (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full, (C) the 1994 federal income Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Central or its Subsidiaries. Central has made available to Wachovia true and correct copies of the United States federal income Tax Returns filed by Central and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1996. Neither Central nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Central's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Central's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Central nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

     (r) RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Central's own account, or for the account of one or more of Central's Subsidiaries or their customers (all of which are listed on Central's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Central or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Central nor its Subsidiaries, nor to Central's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

     (s) BOOKS AND RECORDS. The books and records of Central and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Central and its Subsidiaries.

     (t) INSURANCE. Central's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Central or its Subsidiaries ("INSURANCE POLICIES"). Central and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Central reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Central and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (u) ACCOUNTING TREATMENT. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

     (v) RIGHTS AGREEMENT. Central has duly adopted an amendment to the Central Rights Agreement in the form of Exhibit B, as a result of which neither Wachovia nor any affiliate or associate will become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Central Rights Agreement) will occur, and the rights issued under the Rights Agreement will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution or delivery of this Agreement or the Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby.

     (w) DISCLOSURE. The representations and warranties contained in this
Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04 REPRESENTATIONS AND WARRANTIES OF WACHOVIA. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Wachovia hereby represents and warrants to Central as follows:

     (a) ORGANIZATION, STANDING AND AUTHORITY. Wachovia is duly organized, validly existing and in good standing under the laws of the State of North Carolina. Wachovia is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Wachovia has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     (b) WACHOVIA STOCK. (i) As of the date hereof, the authorized capital stock of Wachovia consists solely of 500,000,000 shares of Wachovia Common Stock, of which no more than 162,000,000 shares were outstanding as of the date hereof and 50,000,000 shares of Wachovia Preferred Stock, of which no shares were outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, Wachovia does not have any Rights issued or outstanding with respect to Wachovia Stock and Wachovia does not have any commitment to authorize, issue or sell any Wachovia Stock or Rights, except pursuant to this Agreement.

     (ii) The shares of Wachovia Common Stock to be issued in exchange for shares of Central Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     (c) SUBSIDIARIES. Each of Wachovia's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

     (d) CORPORATE POWER. Wachovia and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Wachovia has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (e) CORPORATE AUTHORITY. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Wachovia and its Board of Directors. This Agreement is a valid and legally binding agreement of Wachovia enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are required to be made or obtained by Wachovia or any of its Subsidiaries in connection with the execution, delivery or performance by Wachovia of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the federal and state banking authorities; (B) approval of the listing on the NYSE of Wachovia Common Stock to be issued in the Merger and, if required to consummate the Merger, the adoption and approval by the shareholders of Wachovia of this Agreement; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the North Carolina Secretary pursuant to the NCBCA and the issuance of related certificates of merger; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Wachovia Stock in the Merger; and (F) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Wachovia is not aware of any reason why the approvals set forth in
Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

     (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Wachovia or of any of its Subsidiaries or to which Wachovia or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of Wachovia or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) Wachovia's SEC Documents, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Wachovia and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Wachovia and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

     (ii) Since December 31, 1996, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

     (h) LITIGATION; REGULATORY ACTION. (i) Other than as set forth in its SEC Documents filed on or before the date hereof, no litigation, claim or other proceeding before any Governmental Authority is pending against Wachovia or any of its Subsidiaries and, to the best of Wachovia's knowledge, no such litigation, claim or other proceeding has been threatened.

     (ii) Neither Wachovia nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Wachovia or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (i) COMPLIANCE WITH LAWS. Wachovia and each of its Subsidiaries:

     (i) in the conduct of its business, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened.

     (j) NO BROKERS. No action has been taken by Wachovia that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Credit Suisse First Boston Corporation.

     (k) TAX MATTERS. (A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to Wachovia and its Subsidiaries have been duly filed, (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full, (C) the federal income Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Wachovia or its Subsidiaries. Neither Wachovia nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Wachovia's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Wachovia's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Wachovia nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     (l) ACCOUNTING TREATMENT. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

     (m) DISCLOSURE. The representations and warranties contained in this
Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                                   ARTICLE VI
                                   COVENANTS

     6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of Central and Wachovia agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 STOCKHOLDER APPROVALS. Wachovia, to the extent required to consummate the Merger, and Central agree to take, in accordance with applicable law or NYSE or NASDAQ rules and their respective articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of their respective stockholders to consider and vote upon, (i) in the case of Wachovia, the approval and adoption of this Agreement and any other matter required to be approved by Wachovia's stockholders for consummation of the Merger (including any adjournment or postponement, the "WACHOVIA MEETING") and, (ii) in the case of Central, the approval and adoption of this Agreement and any other matters required to be approved by Central's stockholders for consummation of the Merger (including any adjournment or postponement, the "CENTRAL MEETING"), in each case as promptly as practicable after the Registration Statement is declared effective. The Wachovia Board, to the extent required to consummate the Merger, and the Central Board shall each recommend such approval, and Wachovia, to the extent required to consummate the Merger, and Central shall each take all reasonable, lawful action to solicit such approval by their respective stockholders.

     6.03 REGISTRATION STATEMENT. (a) Wachovia agrees to prepare a registration statement on Form S-4 or other applicable form (the "REGISTRATION STATEMENT") to be filed by Wachovia with the SEC in connection with the issuance of Wachovia Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Wachovia and Central constituting a part thereof (the "PROXY STATEMENT") and all related documents). Central agrees to cooperate, and to cause its Subsidiaries to cooperate, with Wachovia, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and PROVIDED that Central and its Subsidiaries have cooperated as required above, Wachovia agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Central and Wachovia agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Wachovia also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Central agrees to furnish to Wachovia all information concerning Central, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Central and Wachovia agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Wachovia Meeting or the Central Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Central and Wachovia further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) Wachovia agrees to advise Central, promptly after Wachovia receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Wachovia Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04 PRESS RELEASES. Each of Central and Wachovia agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NYSE or NASDAQ rules.

     6.05 ACCESS; INFORMATION. (a) Each of Central and Wachovia agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     6.06 ACQUISITION PROPOSALS. Central agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Wachovia with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Central shall promptly

(within 24 hours) advise Wachovia following the receipt by Central of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Wachovia of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     6.07. AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) Wachovia shall deliver to Central a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Wachovia Meeting or if there is no Wachovia Meeting, the Central Meeting, deemed to be an "affiliate" of Wachovia (each, a "Wachovia Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) Central shall deliver to Wachovia a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Central Meeting, deemed to be an "affiliate" of Central (each, a "Central Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

     (b) Each of Central and Wachovia shall use its respective reasonable best efforts to cause each person who may be deemed to be a Central Affiliate or a Wachovia Affiliate, as the case may be, to execute and deliver to Central and Wachovia on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C or Exhibit D, respectively.

     6.08 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 CERTAIN POLICIES. Prior to the Effective Date, Central shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Wachovia, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Wachovia; PROVIDED, HOWEVER, that Central shall not be obligated to take any such action pursuant to this Section 6.09 unless and until Wachovia acknowledges that all conditions to its obligation to consummate the Merger have been satisfied.

     6.10 NYSE LISTING. Wachovia agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of Wachovia Common Stock to be issued to the holders of Central Common Stock in the Merger.

     6.11 REGULATORY APPLICATIONS. (a) Wachovia and Central and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Wachovia and Central shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.12 INDEMNIFICATION. (a) Following the Effective Date and for a period of six years thereafter, Wachovia shall indemnify, defend and hold harmless the present directors and officers of Central and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Central is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the Central Certificate and the Central By-Laws as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Virginia law, the Central Certificate and the Central By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to Wachovia) selected by Wachovia and reasonably acceptable to such officer or director; and PROVIDED, FURTHER, that in the absence of applicable Virginia judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Wachovia shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

     (b) For a period of five years from the Effective Time, Wachovia shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Central or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to Central) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Central; PROVIDED, HOWEVER, that in no event shall Wachovia be required to expend more than 200 percent of the current amount expended by Central (the "INSURANCE AMOUNT") to maintain or procure such directors and officers insurance coverage; PROVIDED, FURTHER, that if Wachovia is unable to maintain or obtain the insurance called for by this Section 6.12(b), Wachovia shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; PROVIDED, FURTHER, that officers and directors of Central or any Subsidiary may be required to make application and provide customary representations and warranties to Wachovia's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Wachovia thereof; PROVIDED that the failure so to notify shall not affect the obligations of Wachovia under Section 6.12(a) unless and to the extent that Wachovia is actually prejudiced as a result of such failure.

     (d) If Wachovia or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Wachovia shall assume the obligations set forth in this Section 6.12.

     6.13 BENEFIT PLANS. Wachovia shall, from and after the Effective Time, (a) except as provided in clause (h), honor the Compensation and Benefit Plans in accordance with their terms, (b) except as provided in clauses (e) and (h) below, provide former employees of Central who remain as employees of Wachovia with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Wachovia, (c) provide employees of Central who remain as employees of Wachovia credit for years of service with Central or any of its subsidiaries prior to the Effective Time for the purpose of eligibility and vesting, (d) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Compensation and Benefit Plans) and eligibility waiting periods under group health plans of Wachovia to be waived with respect to former employees of Central who remain as employees of Wachovia (and their eligible dependents) and who become participants in such group health plans, (e) provide, to any employee of the Surviving Corporation who participated in the Central Executive Supplemental Retirement Plan immediately prior to the Effective Time, benefits under such plan, or, if more favorable to such employee, pursuant to (f) below, (f) offer any employee of the Surviving Corporation who is a member of the Central Management Committee and who is covered by an employment agreement, a replacement agreement in the form afforded to similarly situated executives of Wachovia; PROVIDED, HOWEVER, that such executives agree to terminate their existing employment agreement and waive any rights they have thereunder; PROVIDED, FURTHER, that such executives who execute the replacement employment agreements with Wachovia will be provided with an Executive Retirement Agreement, Supplemental Retirement Agreement or participation under the Wachovia Retirement Income Benefit Enhancement Plan, as determined by the Chief Executive Officers of Wachovia and Central, in replacement of, but no less favorable than, their benefits under the Central Executive Supplemental Retirement Plan, (g) Wachovia shall make the contribution contemplated by Section 10(b) of the Central Executive Supplemental

Retirement Plan to either the Wachovia Grantor Trust or the Central Grantor Trust in accordance with such Section 10(b) and (h) honor the Central Special Severance Policy, as amended effective June 23, 1997, as reflected on Schedule 4.01(d), the Central Special Executive Severance Policy, as amended effective June 23, 1997, as reflected on Schedule 4.01(d), and any other Central severance or change of control agreements, plans or policies as Previously Disclosed in accordance with their terms.

     6.14 ACCOUNTANTS' LETTERS. Each of Central and Wachovia shall use its reasonable best efforts to cause to be delivered to the other party, and to Wachovia's directors and officers who sign the Registration Statement, a letter of KPMG Peat Marwick LLP and Ernst & Young, LLP, respectively, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

     6.15 NOTIFICATION OF CERTAIN MATTERS. Each of Central and Wachovia shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.16 DIRECTORS. Wachovia agrees to cause three members of the Central Board on the date hereof (selected by Wachovia after consultation with Central) who are still members of the Central Board immediately prior to the Effective Time and willing and eligible to serve to be elected or appointed as a director of Wachovia at, or as promptly as practicable after, the Effective Time.

     6.17 DIVIDEND COORDINATION. The Board of Directors of Central shall cause its regular quarterly dividend record dates and payment dates for Central Common Stock to be the same as Wachovia's regular quarterly dividend record dates and payment dates for Wachovia Common Stock (e.g., Central shall move its next dividend record and payment dates from September and October to August and September, respectively), and Central shall not thereafter change its regular dividend payment dates and record dates.

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Wachovia and Central to consummate the Merger is subject to the fulfillment or written waiver by Wachovia and Central prior to the Effective Time of each of the following conditions:

          (a) STOCKHOLDER APPROVALS. This Agreement and the Merger shall have been duly adopted by the requisite vote of the stockholders of Central and duly adopted by the requisite vote, if any, of the stockholders of Wachovia.

          (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Wachovia Board reasonably determines would (i) following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Wachovia would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

          (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Wachovia Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (f) LISTING. The shares of Wachovia Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     7.02 CONDITIONS TO OBLIGATION OF CENTRAL. The obligation of Central to consummate the Merger is also subject to the fulfillment or written waiver by Central prior to the Effective Time of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wachovia set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Central shall have received a certificate, dated the Effective Date, signed on behalf of Wachovia by the Chief Executive Officer and the Chief Financial Officer of Wachovia to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF WACHOVIA. Wachovia shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Central shall have received a certificate, dated the Effective Date, signed on behalf of Wachovia by the Chief Executive Officer and the Chief Financial Officer of Wachovia to such effect.

          (c) OPINION OF CENTRAL'S COUNSEL. Central shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Central, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Central who receive shares of Wachovia Common Stock in exchange for shares of Central Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Wachtell, Lipton, Rosen & Katz, may require and rely upon representations contained in letters from Central, Wachovia and stockholders of Central.

          (d) ACCOUNTANTS' LETTERS. Central shall have received the letters referred to in Section 6.14 from Ernst & Young, LLP, Wachovia's independent auditors.

          (e) ACCOUNTING TREATMENT. Central shall have received from KPMG Peat Marwick LLP, Central's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     7.03 CONDITIONS TO OBLIGATION OF WACHOVIA. The obligation of Wachovia to consummate the Merger is also subject to the fulfillment or written waiver by Wachovia prior to the Effective Time of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Central set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Wachovia shall have received a certificate, dated the Effective Date, signed on behalf of Central by the Chief Executive Officer and the Chief Financial Officer of Central to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF CENTRAL. Central shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Wachovia shall have received a certificate, dated the Effective Date, signed on behalf of Central by the Chief Executive Officer and the Chief Financial Officer of Central to such effect.

          (c) OPINION OF WACHOVIA'S COUNSEL. Wachovia shall have received an opinion of Sullivan & Cromwell, special counsel to Wachovia, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Central, Wachovia and stockholders of Central.

          (d) ACCOUNTANTS' LETTERS. Wachovia and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.14 from KPMG Peat Marwick LLP, Central's independent auditors.

          (e) ACCOUNTING TREATMENT. Wachovia shall have received from Ernst & Young, LLP, Wachovia's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

          (f) CENTRAL RIGHTS. No person shall have become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Central Rights Agreement) shall have occurred, and the Central Rights shall not have become separable, distributable, redeemable or exercisable.

                                  ARTICLE VIII
                                  TERMINATION

     8.01 TERMINATION. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of Wachovia and Central, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) BREACH. At any time prior to the Effective Time, by Wachovia or Central, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) DELAY. At any time prior to the Effective Time, by Wachovia or Central, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Acquisition is not consummated by June 30, 1998, except to the extent that the failure of the Acquisition then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) NO APPROVAL. By Central or Wachovia, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the Central Meeting or the Wachovia Meeting.

          (e) FAILURE TO RECOMMEND, ETC. At any time prior to the Central Meeting, by Wachovia if the Central Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Wachovia; or at any time prior to the Wachovia Meeting, by Central, if the Wachovia Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Central.

          (f) FAILURE TO EXECUTE AND DELIVER STOCK OPTION AGREEMENT. At any time prior to June 26, 1997, by Wachovia if Central shall not have executed and delivered the Stock Option Agreement to Wachovia.

     8.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section
6.12 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.05, 6.16, 8.02, and this Article IX which shall survive such termination).

     9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (A) after the Central Meeting, this Agreement may not be amended if it would violate the VSCA or reduce the consideration to be received by Central stockholders in the Merger and (B) after the Wachovia Meeting, this Agreement may not be amended if it would violate the NCBCA.

     9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the NCBCA or VSCA are applicable).

     9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Central and Wachovia.

     9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to Central, to:

        Central Fidelity Banks, Inc.
        1021 East Cary Street
        Richmond, Virginia 23219
        Attention: Chairman of the Board
        Facsimile: (804) 697-7345

     With a copy to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Attention: Edward D. Herlihy, Esq.
        Facsimile: (212) 403-2000

     With a copy to:

        William H. Schwarzchild, III
        Williams, Mullen, Christian & Dobbins
        1021 East Cary Street, 16th Floor
        Richmond, Virginia 23219
        Facsimile: (804) 783-6507

     If to Wachovia, to:

        Wachovia Corporation
        100 North Main Street
        Winston-Salem, North Carolina 27150
        Attention: Chairman of the Board
        Facsimile: (910) 770-5959

     With a copy to:

        Wachovia Corporation
        100 North Main Street
        Winston-Salem, North Carolina 27150
        Attention: Kenneth W. McAllister
        Facsimile: (910) 770-5959

     With a copy to:

        Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004-2498
        Attention: H. Rodgin Cohen, Esq.
                Mark J. Menting, Esq.
        Facsimile: (212) 558-3588

     9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such Stock Option Agreement). Except for Section 6.12 and as set forth in Central's Disclosure Schedule, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Central, Wachovia or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                       *               *               *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          CENTRAL FIDELITY BANKS, INC.

                                          By: /s/ Lewis N. Miller, Jr.
                                            Name: Lewis N. Miller, Jr.
                                            Title: President and
                                                Chief Executive Officer

                                          WACHOVIA CORPORATION

                                          By: /s/ L. M. Baker, Jr.
                                            Name: L. M. Baker, Jr.
                                            Title: President and
                                                Chief Executive Officer

                                 PLAN OF MERGER

     PLAN OF MERGER (this "PLAN") of Central Fidelity Banks, Inc. ("CENTRAL FIDELITY"), a Virginia Corporation, and Wachovia Corporation ("WACHOVIA"), a North Carolina corporation.

                                   ARTICLE I
                                  DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The following terms are used in this Plan with the meanings set forth below:

          "CENTRAL FIDELITY COMMON STOCK" means the common stock, par value $5.00 per share, of Central Fidelity.

          "CENTRAL FIDELITY STOCK PLANS" means the 1995 Stock Incentive Plan, 1986 Incentive Stock Option Plan, 1988 Incentive Stock Option Plan, 1991 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan and the 1982 Stock Option Plan.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "EFFECTIVE DATE" means the effective date of the Merger.

          "EFFECTIVE TIME" means the effective time of the Merger.

          "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of June 23, 1997 by and between Central Fidelity and Wachovia.

          "NCBCA" means the North Carolina Business Corporation Act.

          "NYSE" means the New York Stock Exchange, Inc.

          "VSCA" means the Virginia Stock Corporation Act.

          "WACHOVIA COMMON STOCK" means the common stock, par value $5.00 per share, of Wachovia.

          "WACHOVIA PREFERRED STOCK" means the preferred stock, par value $5.00 per share, of Wachovia.

          "WACHOVIA STOCK" means, collectively, Wachovia Common Stock and Wachovia Preferred Stock.

                                   ARTICLE II
                              TERMS OF THE MERGER

     2.1 THE MERGER. The names of the corporations to be merged are Wachovia Corporation and Central Fidelity Banks, Inc. At the Effective Time, Central Fidelity shall merge with and into Wachovia (the "MERGER"), the separate corporate existence of Central Fidelity shall cease and Wachovia shall survive and continue to exist as a North Carolina corporation (Wachovia, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

     2.2 EFFECT OF THE MERGER. The Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "CORPORATION COMMISSION") of articles of merger in accordance with Section 13.1-720 of the VSCA and the filing in the Office of the Secretary of State of the State of North Carolina (the "NORTH CAROLINA SECRETARY") of articles of merger in accordance with Section 55-11-05 of the NCBCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the NCBCA and the VSCA.

     2.3 ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation and by-laws of Wachovia immediately after the Merger shall be those of Wachovia as in effect immediately prior to the Effective Time.

     2.4 DIRECTORS AND OFFICERS OF WACHOVIA. The directors and officers of Wachovia immediately after the Merger shall be the directors and officers of Wachovia immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified, except that Wachovia shall cause three members of the Central Fidelity board of directors (selected by Wachovia after consultation with Central Fidelity) who are members of the Central Fidelity board of directors immediately prior to the Effective Time and willing and eligible to serve, to be elected or appointed as directors of Wachovia at, or as promptly as practicable after, the Effective Time.

                                  ARTICLE III
                              MANNER AND BASIS OF
                               CONVERTING SHARES

     3.1 BASIS FOR CONVERSION OF SHARES. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any person:

          (a) OUTSTANDING CENTRAL FIDELITY COMMON STOCK. Each share of Central Fidelity Common Stock issued and outstanding immediately prior to the Effective Time, excluding shares of Central Fidelity Stock held by Central Fidelity's Subsidiaries or by Wachovia or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of a debt previously contracted in good faith, shall become and be converted into 0.63 of a share of Wachovia Common Stock (the "EXCHANGE RATIO"). In the event Wachovia changes (or establishes a record date for changing) the number of shares of Wachovia Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Wachovia Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. Central Fidelity Common Stock is the only class of stock of Central Fidelity issued and outstanding.

          (b) OUTSTANDING WACHOVIA STOCK. Each share of Wachovia Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Merger.

          (c) OTHER SHARES. Each share of Central Fidelity Common Stock held by Central Fidelity or any of its Subsidiaries or by Wachovia or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of a debt previously contracted in good faith, immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.2 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Central Fidelity Common Stock shall cease to be, and shall have no rights as, stockholders of Central Fidelity, other than to receive any dividend or other distribution with respect to such Central Fidelity Common Stock with a record date occurring prior to the Effective Time and the consideration provided herein. After the Effective Time, there shall be no transfers on the stock transfer books of Central Fidelity or the Surviving Corporation of shares of Central Fidelity Common Stock.

     3.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Wachovia Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Wachovia shall pay to each holder of Central Fidelity Common Stock who would otherwise be entitled to a fractional share of Wachovia Common Stock (after taking into account all Old Certificates (as defined below) delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Wachovia Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.

     3.4 MANNER OF CONVERTING SHARES. (a) At or prior to the Effective Time, Wachovia shall deposit, or shall cause to be deposited, with Wachovia Bank, N.A. (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Central Fidelity Common Stock ("OLD CERTIFICATES"), for exchange, certificates representing the shares of Wachovia Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto, without any interest on any such cash, dividends or distributions, being hereinafter referred to as the "EXCHANGE FUND") to be paid in exchange for outstanding shares of Central Fidelity Common Stock.

          (b) As promptly as practicable after the Effective Date, Wachovia shall send or cause to be sent to each former holder of record of shares of Central Fidelity Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates. Wachovia shall cause the New Certificates into which shares of a stockholder's Central Fidelity Common Stock are converted on the

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
     Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Central Fidelity Common Stock (or indemnity reasonably satisfactory to Wachovia and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive upon such delivery.

          (c) Notwithstanding the foregoing, neither the Exchange Agent nor Wachovia or Central Fidelity shall be liable to any former holder of Central Fidelity Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) At the election of Wachovia, no dividends or other distributions with respect to Wachovia Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Central Fidelity Common Stock converted in the Merger into the right to receive shares of such Wachovia Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor, and no such shares of Central Fidelity Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates. After becoming so entitled, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Wachovia Common Stock such holder had the right to receive upon surrender of the Old Certificate.

          (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Central Fidelity for six months after the Effective Time shall be paid to Wachovia. Any stockholders of Central Fidelity who have not theretofore complied with the exchange procedures shall thereafter look only to Wachovia for payment of the shares of Wachovia Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Wachovia Common Stock deliverable in respect of each share of Central Fidelity Common Stock such stockholder holds as determined pursuant to this Plan, in each case, without any interest thereon and Wachovia shall make such payment.

     3.5 OPTIONS. At the Effective Time, each outstanding option to purchase shares of Central Fidelity Common Stock under the Central Fidelity Stock Plans (each, a "CENTRAL FIDELITY STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Central Fidelity Stock Option, the number of shares of Wachovia Common Stock equal to (a) the number of shares of Central Fidelity Common Stock subject to the Central Fidelity Stock Option, multiplied by (b) the Exchange Ratio (such product rounded down to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Central Fidelity Common Stock which were purchasable pursuant to such Central Fidelity Stock Option divided by (z) the number of full shares of Wachovia Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Central Fidelity Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At the Effective Time, Wachovia shall assume the Central Fidelity Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that Wachovia shall have no obligation with respect to any awards under the Central Fidelity Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Central Fidelity Stock Plans.

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
                                   ARTICLE IV
                            CONDITIONS TO THE MERGER

          4.1 Consummation of the Merger is conditioned upon the following:

          (a) Approval of the Merger Agreement and this Plan by the requisite vote of the stockholders of Central Fidelity;

          (b) Receipt of required regulatory approvals;

          (c) Absence of governmental action prohibiting consummation;

          (d) An effective Registration Statement under the Securities Act of 1933 and no orders or other action suspending such effectiveness;

          (e) Receipt of all required permits and authorizations under state securities laws;

          (f) Approval of the shares of Wachovia Common Stock issued in the Merger for listing on the New York Stock Exchange;

          (g) All representations and warranties made by Wachovia and Central Fidelity are true and correct as of the Effective Time and receipt by Wachovia and Central Fidelity of appropriate officers' certificates to such effect;

          (h) Performance of all required obligations by Wachovia and Central Fidelity and receipt by Wachovia and Central Fidelity of appropriate officers' certificates to such effect; and

          (i) Receipt by Wachovia and Central Fidelity of appropriate opinions of counsel and letters of their respective independent auditors related to the Merger.

                                      ARTICLE V
                                     TERMINATION

          5.1 This Plan may be terminated prior to the Effective Time as provided in Article VIII of the Merger Agreement.

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